UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 26, 2008

                             HOMETOWN BANCORP, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

         United States                     000-52674             02-0783010
         -------------                     ---------             ----------
(State or other jurisdiction of          (Commission           (IRS Employer
 incorporation or organization)           File Number)       Identification No.)


12 Main Street, Walden, New York                                  12586
----------------------------------------                          -----
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (845) 778-2171
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
            -------------

     Hometown Bancorp, Inc., the holding company for Walden Federal Savings and Loan Association ("Walden Federal") has announced that effective on September 26, 2008, Walden Federal has purchased a commercial building, in the Town of Newburgh, New York for $1.5 million from LRW RT. 52, LLC, Walden Federal's former landlord. The building currently consists of four retail spaces, one of which is occupied by Walden Federal as a bank branch facility and was formerly leased by Walden Federal. This transaction will enable Walden Federal to relocate its commercial loan department to an expanded facility, to give additional support to the branch network and to provide a source of income due to the additional leased space.

     Hometown Bancorp, Inc. also stated today that Walden Federal did not invest in any equity shares of Fannie Mae and Freddie Mac and therefore will not be exposed to any potential charges to its third-quarter earnings.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HOMETOWN BANCORP, INC.
                                            (Registrant)



Date: October 1, 2008                       By: /s/ Stephen W. Dederick
                                                ----------------------------
                                                Stephen W. Dederick
                                                Vice President and Chief
                                                Financial Officer